UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 17, 2011
GAMESTOP CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway, Grapevine, TX	76051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(817) 424-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On November 17, 2011, GameStop Corp. (“the Company”) issued a press release announcing its financial results for its third quarter ended October 29, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report, including the exhibit, shall not be incorporated by reference into any filing of GameStop Corp., whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth therein.

Item 8.01 Other Events

On November 17, 2011, GameStop Corp. announced that its Board of Directors has authorized $500 million in additional repurchase funds which will be used in the Company’s share repurchase plan and/or to retire the Company’s Senior Notes (the “Notes”) due 2012. This program replaces the $500 million stock repurchase plan announced in February 2011, which had approximately $180 million remaining at the time of the new authorization. A copy of the press release is attached hereto as Exhibit 99.1.

Under the repurchase program, the Company may purchase the Notes and/or shares of issued and outstanding Class A Common Stock, par value $0.001 per share, through open market purchases, debt calls or privately negotiated transactions in compliance with Securities and Exchange Commission regulations and other legal requirements. The timing and actual amount of debt or share repurchases will depend on several factors including price, capital availability and other market conditions. This repurchase program does not have any specific limitations and may be suspended or terminated at any time.

In furtherance of the new repurchase program, on November 15, 2011, at the direction of the Company, Wilmington Trust Company, the Trustee  under the Indenture, dated September 28, 2005 (the “Indenture”), governing GameStop Corp.’s 8% Senior Notes due 2012, gave notice to the holders of the Notes that on December 16, 2011 (the “Redemption Date”), the Company will redeem all of the remaining  Notes outstanding, in an aggregate principal amount of $125 million, pursuant to the Indenture’s optional redemption provisions. The redemption price for the redeemed Notes will be 100% of the principal amount plus all accrued and unpaid interest to the Redemption Date.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

99.1                Press Release issued by GameStop Corp., dated November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date:	November 17, 2011
/s/ Robert A. Lloyd
		Name:	Robert A. Lloyd
		Title:	Executive Vice President &
Chief Financial Officer

GAMESTOP CORP.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by GameStop Corp., dated November 17, 2011.